                                                                    EXHIBIT 10.6

                            FIRST AMENDMENT OF LEASE

     This FIRST AMENDMENT OF LEASE, made as of this 31st day of October, 2000, between THE RECTOR, CHURCH WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK, having its office and address at 74 Trinity Place in the Borough of Manhattan, City, County and State of New York (hereinafter referred to as the "Landlord") and PHOTODISC, INC., a corporation organized under the laws of the State of Washington, having an address at 701 North 34th Street, Seattle, Washington 98103 (hereinafter referred to as the "Tenant").

                              W I T N E S S E T H:

     WHEREAS, the Landlord and Tenant entered into an agreement of lease, dated as of April 1, 2000 (the "Lease") wherein the Landlord leased to the Tenant the entire 4th and 6th floors and a portion of the 5th floor as described in the lease (the "Original Premises"), in the building of the Landlord known as 75 Varick Street (a/k/a One Hudson Square), New York, New York for a term to commence April 1, 2000 and expire (unless sooner terminated in accordance with the provisions of the lease) on March 31, 2015 at the rentals and upon the other terms, covenants and conditions in such lease set forth; and

     WHEREAS, Landlord and Tenant have agreed to amend the Lease by adding to the premises demised thereunder the space described in Article Forty-Five of the Lease as the 5th Floor Expansion Space as shown on Exhibit A-12 attached hereto (and, for purposes of this First Amendment of Lease, referred to hereinafter as the "Additional Premises") on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto, Landlord and Tenant hereby agree that, effective as of November 1, 2000 (the "Effective Date"), the Lease shall be modified as follows:

     1. The Additional Premises shall be added to the premises demised under the Lease.

     2. The fixed annual rent shall be increased by the sum of (a) $1,248,120 (payable in equal monthly installments, in advance, of $104,010) for the period commencing with the Effective Date and ending March 31, 2010 and (b) $1,359,064 (payable in equal monthly installments, in advance, of $113,255.33) for the period commencing April 1, 2010 and ending on the Expiration Date. Notwithstanding the foregoing, Tenant shall have no obligation to pay fixed rent with respect to the Additional Premises for the month of November, 2002.

     3. Article Thirty of the Lease is modified, but only as it applies to the Additional Premises, as follows: in paragraph (b), the reference to "Schedule 1" is hereby deleted, and substituted therefor is a reference to "Schedule 3," which is attached to this First Amendment of Lease. In paragraph (c)(5), Tenant's Proportionate Share, as previously increased by Tenant's having taken additional portions of the Premises, shall be further increased by 2.71% to reflect the addition of the Additional Premises.

     4. Article Twenty-Nine is modified by delaying by one year each of the scheduled reductions in the amount of the security deposit. The last paragraph of section (a) of Article Twenty-Nine is hereby deleted and the following is substituted therefor:

     Provided that no Event of Default has occurred and is continuing at the time of the scheduled reduction hereinafter set forth, then the security deposit shall be reduced on anniversaries of the Initial Premises Rent Commencement Date in accordance with the following schedule:

     Through June 30, 2002                               $  5,796,000
     Thereafter until June 30, 2003                      $  5,071,500
     Thereafter until June 30, 2004                      $  4,347,000
     Thereafter until June 30, 2005                      $  3,622,500
     Thereafter until the Expiration Date                $  2,898,000

     5. Exhibit C to the Lease, entitled "Work Letter," shall apply to the Additional Premises, except that, with respect to the Additional Premises, (a)
item 1 of Landlord's Initial Work shall read: Landlord shall deliver the Additional Premises broom clean, in its "as-is" condition, Tenant to be responsible for all demolition required, it being understood that items 2, 3 and 4 of Landlord's Initial Work shall remain unchanged and shall apply to the Additional Premises; and (b) in lieu of items 1, 2 and 3 of Landlord's Additional Work set forth in Exhibit C, the following shall constitute Landlord's Additional Work:

          1. Landlord shall reimburse Tenant up to $50,000 towards demolition in the Additional Premises. Reimbursements shall be made upon Landlord's receipt of paid invoices from vendors, suppliers and contractors, along with waivers of lien and such other reasonable documentation as may required by Landlord, including, but not limited to, a certification by an officer of Tenant and/or by Tenant's architect that the work for which reimbursement is sought has been performed. If asbestos-containing material is discovered and such asbestos-containing materials needs to be removed or encapsulated, Landlord shall promptly perform such work, and if Landlord's asbestos work delays Tenant's work in the Additional Premises, then Tenant shall receive one day of free rent for the Additional Premises for each day that Landlord's asbestos work delays Tenant's work (but in no event shall the number of days of free rent exceed the number of days from the date Landlord is notified of the need to perform such removal or encapsulation to the date Landlord completes such removal or encapsulation).

          2. Landlord shall build a new mechanical room and shall supply up to 190 tons of condenser-water cooled air conditioning to service the entire 5th floor, inclusive of the Mason Tenders Space (i.e., at such time as the Mason Tenders Space becomes part of the Premises, no additional tonnage shall be supplied by Landlord). All duct distribution shall be done by Tenant, at Tenant's expense.

     6. Pursuant to Article Forty-Six of the Lease, Landlord has agreed to make contributions to the cost of Tenant's construction work in certain defined portions of the Premises, such contributions being in the form of cash reimbursements to Tenant for such work up to certain specified amounts for each portion of the Premises described therein. Notwithstanding the limitations in Article Forty-Six, Landlord agrees that, to the extent not previously used by Tenant, Landlord's contribution allocable to the Tri-Don Space, Astoria Space and Power Color Space may be re-allocated and applied to Tenant's work in the Additional Premises. However, Landlord shall not be obligated to make any reimbursements for this purpose prior to April 1, 2001.

     7. Reduction in Free Rent; Increase in Landlord's Contribution. (a) The Lease presently provides for Landlord to make certain allowances to Tenant in the form of free rent (Section (g) of Article One) and cash contributions toward Tenant's initial alterations (Article Forty-Six). The parties have agreed to reduce the free rent and increase the cash contribution, by equal dollar amounts. There is no intention to change the net total dollars paid by Tenant and received by Landlord (only the timing will change). The free rent periods to be eliminated are solely those occurring in calendar years 2000 and 2001, including periods which have already occurred. With respect to periods for which Tenant has already received the benefit of free rent, Tenant shall pay rent to Landlord as set forth below. Free rent with respect to other periods occuring in calendar years 2000 and 2001 is hereby eliminated and, notwithstanding anything to the contrary contained in the Lease, Tenant shall pay rent for such periods. The spaces, periods and dollars of free rent involved are as follows:

     (i) Year 2000

           Initial Premises              May, part of June          $   465,388

           Europadisk (1st portion)      May 1 - July 31            $    84,821

           Europadisk (2nd portion)      September 1 - November 30  $   219,925

           Additional Premises           November                   $   104,010

           Total Year 2000 Free Rent                                $   874,144

     (ii) Year 2001

           Astoria                       January 1 - March 31       $   117,727

           Initial Premises (5th fl.)    September 1 - December 31  $   388,867

           Initial Premises (6th fl.)    October 1 - December 31    $   198,149

           Initial Premises (4th fl.)    October 1 - December 31    $   206,838

           Europadisk (1st portion)      November 1 - December 31   $    56,547

           Tri-Don Premises              July 1 - September 30      $   192,781

           Total Year 2001 Free Rent                                $ 1,160,909

     (b) The total free rent to be converted into Landlord cash contribution is $2,035,053 (the "Additional Landlord Contribution"). Landlord shall disburse the Additional Landlord Contribution to Tenant in accordance with the provisions of Article Forty-Six, except that Tenant shall not be restricted in terms of the portions of the Premises to which the Additional Landlord Contribution shall be allocable. However, reimbursement for that portion of the Additional Landlord Contribution representing converted year 2000 free rent may not be requested prior to April 1, 2001, and reimbursement for that portion of the Additional Landlord Contribution representing converted year 2001 free rent may not be requested prior to January 1, 2002.

     (c) With respect to that portion of free rent as to which Tenant has already had the benefit (i.e., all year 2000 amounts except for the November rents allocable to the Additional Premises and the Europadisk (2nd portion)), $696,826, such amount shall be repaid to Landlord in four equal monthly installments of $174,206.50, commencing January 1, 2001 and continuing on the first of each month thereafter until paid. With respect to all other periods of free rent, the Additional Landlord Contribution constitutes a complete substitution therefor, and Tenant shall pay the regular installments of fixed rent that would otherwise be due during such periods, including the November, 2000 rent for the Additional Premises and the Europadisk (2nd portion). Such amounts constitute additional rent hereunder.

     8. Article Seventeen of the Lease is modified as follows:

          (a) With respect to the Additional Premises, Landlord shall retain its recapture rights as set forth in, and as limited by, paragraphs (c) and (e) of Article Seventeen, but if Landlord does not elect to recapture that portion of the Additional Premises and approves the subleasing of some or all of the Additional Premises, then Landlord shall be entitled to 55% of Tenant's Profit (as defined in paragraph (k) of Article Seventeen); and

          (b) With respect to those portions of the Premises located on the 6th floor:

          (i) if Tenant shall desire to sublease one or more portions of the 6th floor of the Premises, then Landlord shall not exercise its right of recapture with respect to such subleasing of one or more portions of the 6th floor portion of the Premises; and

          (ii) with respect to subleasing of portions of the 6th floor, if Landlord approves the subleasing of one or more portions of the 6th floor, then, notwithstanding paragraph (f)(11) of Article Seventeen, Landlord shall permit up to four (4) occupants of the 6th floor (including Tenant if Tenant occupies space on the 6th floor);

          (iii) for any period prior up to and including March 31, 2010, Landlord shall be entitled to 55% of Tenant's Profit (as defined in paragraph
(k) of Article Seventeen), and for any period from and after March 31, 2010, Landlord shall be entitled to 67% of Tenant's Profit (but in calculating Tenant's Profit, Tenant shall not be permitted to deduct amounts as described in subparagraph (k)(vi)).

     9. Landlord shall promptly commence the modernization of the 5th floor bathrooms, being a portion of the work described in item 2 of Landlord's Additional Work on Exhibit C. Landlord shall use reasonable efforts to complete the same by January 15, 2001.

     10. Tenant represents and warrants to the Landlord that all of the Tenant's negotiations respecting this lease which were conducted with or through any person, firm or corporation, other than the officers of the Landlord, were conducted through Plymouth Partners, Ltd. (the "Broker"). The Landlord agrees to pay the commission due to the Broker pursuant to the terms of a separate agreement. Landlord and Tenant agree to indemnify and hold one another harmless from and against all demands, liabilities, losses, causes of action, damages, costs and expenses (including, without limitation, attorneys' fees and disbursements) suffered or incurred in connection with any claims for a brokerage commission, finder's fee, consultation fees or other compensation arising out of any conversations or negotiations had by the party against whom indemnification is claimed with any broker or other party except for the Broker.

     11. In the event that Landlord, for any reason, shall be unable to give possession of the Additional Premises by November 1, 2000, the Lease and this First Amendment of Lease shall nevertheless continue in full force and effect, and Tenant shall take possession of the Additional Premises when Landlord shall tender possession thereof to Tenant (and such date shall be the Effective Date), and Landlord shall have no liability to Tenant for failure to deliver the Additional Premises on November 1, 2000.

     12. Getty Images, Inc. ("Getty") joins in this agreement to confirm that
(a) the Lease Guaranty Agreement dated April ___, 2000 (the "Guaranty"), pursuant to which Getty guaranteed the obligations of Tenant under the Lease remains in full force and effect, (b) Getty consents to Tenant's entering into this First Amendment of Lease, (c) Getty agrees that the obligations of Tenant guaranteed by Getty pursuant to the Guaranty include the additional obligations assumed by Tenant under this First Amendment of Lease, and (d) that the reference in the Guaranty to the "Lease" shall mean the Lease as modified by this First Amendment of Lease.

     13. The Lease is hereby ratified and the parties confirm that, except as modified hereby, the Lease remains unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have caused these presents to be duly executed as of the day and year first above written.

                                  THE RECTOR, CHURCH-WARDENS AND
                                  VESTRYMEN OF TRINITY CHURCH IN THE
                                  CITY OF NEW YORK


                                  By: /s/ Daniel Paul Matthews
                                     -----------------------------------
                                          Daniel Paul Matthews, Rector


                                  By: /s/ [ILLEGIBLE]
                                     -----------------------------------
                                          Director of Leasing


                                  By: /s/ [ILLEGIBLE]
                                     -----------------------------------
                                          Executive Vice President of
                                          Real Estate


                                  By: /s/ [ILLEGIBLE]
                                     -----------------------------------
                                          Finance Department


                                  PHOTODISC, INC.


                                  By: /s/ [ILLEGIBLE]                   (L.S.)
                                     -----------------------------------
                                  Name:
                                  Title:


                                  GETTY IMAGES, INC.


                                  By: /s/ [ILLEGIBLE]
                                     -----------------------------------
                                  Name:
                                  Title:

                                   SCHEDULE 3

                            OPERATING EXPENSE PAYMENT

                            5th Floor Expansion Space

                            Fixed Rent                                     Operating Expense Payment
-----------------------------------------------------------------------------------------------------------------------------------
                         November 15, 2000   November 15, 2000    April 1, 2001     April 1, 2002    April 1, 2003   April 1, 2004
                           March 31, 2005      March 31, 2001     March 31, 2002   March 31, 2003   March 31, 2004   March 31, 2005
-----------------------------------------------------------------------------------------------------------------------------------
5th Floor Exp. Space             1,248,120                   -            37,444           76,011          115,734          156,650
-----------------------------------------------------------------------------------------------------------------------------------
        Total                    1,248,120                   -            37,444           76,011          115,734          156,650
-----------------------------------------------------------------------------------------------------------------------------------

                              Fixed Rent                                   Operating Expense Payment
-----------------------------------------------------------------------------------------------------------------------------------
                             April 1, 2003     April 1, 2005      April 1, 2006     April 1, 2007    April 1, 2008    April 1, 2009
                            March 31, 2010     March 31, 2006     March 31, 2007   March 31, 2008   March 31, 2009   March 31, 2010
-----------------------------------------------------------------------------------------------------------------------------------
5th Floor Exp. Space             1,248,120             198,793           242,201          286,910          332,961          380,394
-----------------------------------------------------------------------------------------------------------------------------------
        Total                    1,248,120             198,793           242,201          286,910          332,961          380,394
-----------------------------------------------------------------------------------------------------------------------------------

                              Fixed Rent                                   Operating Expense Payment
-----------------------------------------------------------------------------------------------------------------------------------
                             April 1, 2010      April 1, 2010      April 1, 2011    April 1, 2012    April 1, 2013    April 1, 2014
                            March 31, 2015     March 31, 2011     March 31, 2012   March 31, 2013   March 31, 2014   March 31, 2015
-----------------------------------------------------------------------------------------------------------------------------------
5th Floor Exp. Space             1,359,064             429,249           482,898          538,157          595,074          653,695
-----------------------------------------------------------------------------------------------------------------------------------
        Total                    1,359,064             429,249           482,898          538,157          595,074          653,695
-----------------------------------------------------------------------------------------------------------------------------------

[GRAPHIC APPEARS HERE]

                                      NOTES

                                 PLEASE INITIAL

                                 /s/ [ILLEGIBLE]

                                 EXHIBIT "A-12"

                                        1
                                     HUDSON
                                     SQUARE

                                 5TH FLOOR PLAN

                             Date:
                               10/05/00  No Scale

                          [LOGO OF TRINITY REAL ESTATE]

                            PARISH OF TRINITY CHURCH
                         74 TRINITY PLACE, NY, NY 10004
                                 (212) 602-0867